EXHIBIT 10.5

FORM OF VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 5, 2005 (this “Agreement”), by and among Modtech Holdings, Inc., a Delaware corporation (the “Company”), and                      (the “Stockholder”).

WHEREAS, the Company and Amphora Limited (the “Investor) entered into a Securities Purchase Agreement, dated as of December 30, 2004 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Company issued and sold to the Investor and the Investor agreed to purchase (i) $25,000,000 in principal amount of senior secured convertible notes of the Company (the “Notes”), which Notes are convertible into the Company’s common stock, $.01 par value per share (the “Common Stock”) and (ii) warrants to purchase shares of Common Stock;

WHEREAS, the Company, the Investor and certain other parties are entering into a new Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company shall issue and sell to the Investor and the Investor agrees to purchase (i) shares of Common Stock and (ii) warrants to purchase shares of Common Stock;

WHEREAS, as a condition to the willingness of the Investor to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investor has required that the Stockholder agree, and in order to induce the Investor to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which Stockholder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of the stockholders of the Company (the “Other Securities”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Voting Agreement. The Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, the Stockholder shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Existing Securities Purchase Agreement) as described in Section 4(v) of the Existing Securities Purchase Agreement, which Stockholder Approval relates to the Transaction; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Transaction Documents (as defined in the Existing Securities Purchase Agreement) or which could result in any of the conditions to the Company’s obligations under the Transaction Documents not being fulfilled. The Stockholder acknowledges receipt and review of a copy of

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the Existing Securities Purchase Agreement and the other Transaction Documents. The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval of the Transaction or, subject to the survival of Section 1.01(a) pursuant to Section 3.02 below, 90 days after the execution of this Agreement, whichever occurs first.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

SECTION 2.01. Authority Relative to this Agreement. The Stockholder, if an individual, has the capacity, and if not an individual, has all the necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Common Stock or the Other Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by the Stockholder is bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, the Stockholder is the owner of              shares of Common Stock, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company. Such Common Stock is all the securities of the Company owned, either of record or beneficially, by the Stockholder. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by the Stockholder.

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ARTICLE III

COVENANTS

SECTION 3.01 Restrictions on Sale. Until the earlier of (i) Stockholder Approval (as defined in the Existing Securities Purchase Agreement) and (ii) the 90th day following the execution of this Agreement, the Stockholder hereby covenants and agrees that the Stockholder shall not offer or agree to sell, transfer, tender, assign or otherwise dispose of the Common Stock or Other Securities, directly or indirectly, or initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that the Stockholder shall be permitted to sell, transfer, tender, assign or otherwise dispose of up to an aggregate of forty percent (40%) of the Common Stock and Other Securities held by the Stockholder.

SECTION 3.02 Secondary Voting Obligations. If Stockholder Approval (as defined in the Existing Securities Purchase Agreement) of the Transaction has not been obtained by the 90th day following the execution of this Agreement, the Stockholder hereby agrees to be bound by Section 1.01(a) on a continuous basis until such time, if ever, as the Company obtains Stockholder Approval of the Transaction, it being understood that there shall be no restriction imposed by this Agreement on such Stockholder’s ability to sell, transfer, tender, assign or otherwise dispose of any Common Stock or Other Securities except as specifically provided in Section 3.01.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Further Assurances. The Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Investor shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so

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long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The parties hereby submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07. Third-Party Beneficiaries. The Investor shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be entitled to enforce the provisions hereof.

SECTION 4.08. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of the Stockholder and the Investor.

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IN WITNESS WHEREOF, the Stockholder and the Company has duly executed this Agreement.

THE COMPANY:
MODTECH HOLDINGS, INC.

By:
Name:
Title:

Address:

Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92751
Telephone:
Facsimile: 951-943-9814
Attention: President

STOCKHOLDER:

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